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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                     JURISDICTION OF
NAME OF ENTITY:                                      INCORPORATION:
---------------                                      ---------------

Applix B.V.                                          The Netherlands

Applix Canada, Inc.                                  Delaware

Applix Foreign Sales Corporation                     Barbados

Applix France                                        France

Applix GmbH                                          Germany

Applix Securities Corp.                              Massachusetts

Applix Singapore, Inc.                               Delaware

Applix (UK) Limited                                  England

Sinper Corporation                                   Florida

Target Corporation                                   Massachusetts